CONFIDENTIAL

TRANSFER AGREEMENT

This Agreement (this “Agreement”), effective as of September 5TH , 2011 (the Effective Date"), summarizes the intentions and mutual understandings of and between MAXRISE POWERGEN LIMITED (MR),of room 2303-7 Dominion Centre, 43-59 Queens Road East, , Hong Kong,, and CLENERGEN CORPORATION (CLENERGEN) of 3753 Howard Hughes Parkway, Suite 200, Las Vegas, NV 89169, USA.MR and CLENERGEN are hereafter collectively referred to as the “Parties” or individually as the “Party.”

All Parties will retain their independent entities and hereby agree to work expeditiously and in good faith toward the successful completion of this agreement between the Parties, referred to as the (“Agreement”) and all agreements and transactions contemplated thereby.

Whereas, MR proposes to take ownership of CLENERGEN INDIA PRIVATE LIMITED, a wholly owned subsidiary of CLENERGEN;

Now, therefore, in recognition of the value inherent in the Parties’ respective businesses and the complementary natures of their specific capabilities, the Parties agree to enter into this agreement.

1.	The Parties will use their best efforts and undertake all necessary steps to finalize and execute the proposed Agreement under the terms below.

TERMS OF AGREEMENT

2.	MR and CLENERGEN agree to the following terms:

2.1
CLENERGEN shall sell unencumbered share capital in CLENERGEN INDIA PRIVATE LIMITED for $1.00 Dollar, as is, and MR shall assume 100% ownership of CLENERGEN INDIA PRIVATE LIMITED to include all assets and liabilities;

2.1. A Principal physical assets to include one (1) 18.5MW Power Generation Facility and one (1) 1.5MW Power Generation Facility, both being subject to existing mortgages.

2.4	MR shall immediately assume 100% control and management of CLENERGEN INDIA PRIVATE LIMITED;

2.5
Mark Quinn shall resign all executive positions and shall resign as director of CLENERGEN INDIA PRIVATE LIMITED, immediately following the execution of this agreement and acknowledges that he has no right to any compensation.

2.6	CLENERGEN shall produce a letter from CLENERGEN’s United States Attorneys confirming that sale can take place with board approval (see attached Exhibit A)

CONFIDENTIAL

2.7
MR shall transfer a total amount of one million, eleven thousand, and six hundred sixty nine dollars and sixty six cents ($1,011,669.66) by bank wire transfer by Friday, September 2nd, 2011, as follows:

Bank to Receive Transfer: HSBC Bank

Bank Address:Stamford Branch, Stamford High Street, UK

Account to Receive:  Clenergen Corporation Administration Services Limited

Account Number: 70743773

Sort Code:  400515

IBAN Number:  GB30MIDL40051570743773

Swift Code:  MIDLGB22

2.8                 Purchaser shall indemnify and hold harmless the Seller from any actions, claims, liabilities, and loss, of CLENERGEN INDIA PRIVATE LIMITED, upon the execution of this agreement.

2.9                 Each Party shall be responsible for its expenses in connection with the transactions contemplated by this Agreement;

CONFIDENTIAL

AGREEMENT FOR PURCHASE AND SALE OF BUSINESS

1.0
AGREEMENT made on this day, August 5, 2011between CLENERGEN CORPORATION, having its principal place of business at 3753 Howard Hughes Parkway, Suite 200, Las Vegas, NV 89169, USA, hereafter called the “SELLER” and, MAXRISE POWERGEN LIMITED (MR),of room 2303-7 Dominion Centre, 43-59 Queens Road East, , Hong Kong, hereafter called “Purchaser”.

2.0	WHEREAS, the Seller, the owner of CLENERGEN INDIA PRIVATE LIMITED, is willing to sell CLENERGEN INDIA PRIVATE LIMITED, and

3.0           WHEREAS, the Purchaser is willing to buy CLENERGEN INDIA PRIVATE LIMITED, including all assets and liabilities, agreements, contracts,furniture, fixtures, equipment, property, and records, including principal physical assets, both being subject to existing mortgages, to include:

3.0.1         One (1) 18.5MW Power Generation Facility;

3.0.2         One (1) 1.5MW Power Generation Facility,

IT IS THERFORE AGREED:

1.	Sale of Business

Upon the payment as listed above, 2011 the Seller shall sell to the Purchaser, MR, CLENERGEN INDIA PRIVATE LIMITED including (a) all assets and liabilities, and all trade fixtures, furniture, equipment, and (b) all associated contracts and agreements, and (c) all equipment and material, including without limitation, and all property, and (d) all licenses currently held by CLENERGEN INDIA PRIVATE LIMITED and the rights to free licenses of any IP currently owned by the seller.

2.	Exclusions: License from Star Biotechnology Limited related to polyploidy covering India and Sri Lanka and the Parties will do all that is necessary to effect this exclusion.

3.	Purchase Price

3.1	CLENERGEN shall sale unencumbered share capital in CLENERGEN INDIAL PRIVATE LIMITED, for One Dollar ($1.00), as is, including all assets and liabilities.

4.	Payment of Purchase Price

4.1	The purchase price shall be paid to the Seller in the form of cash or cashier’s check:

5.	Final Transfer of CLENERGEN INDIA PRIVATE LIMTED to Purchaser

CONFIDENTIAL

5.1	Final transfer of CLENERGEN INDIA PRIVATE LIMTED from Seller to Purchaser shall take place upon the execution of this Agreement.

6.	Benefits

6.1	This Agreement shall be binding upon and inure to the benefit of the parties toit and their legal representatives, successors and assigns.

7.	Warranties

7.1	The Seller represents and warrants that;

7.1.1
Seller represents, warrants, and covenants that Seller hereby is granting the exclusive right, in perpetuity, to Buyer to use his name and the business telephone number, and all other such property in the operation of the business sold hereunder, or any other business of CLENERGEN INDIA PRIVATE LIMITED;

7.1.2	Seller has authority to enter into and perform this Agreement.

7.2	The Purchaser represents and warrants that;

7.2.1
The Purchaser shall indemnify and hold harmless the Seller from any actions, claims, liabilities, and loss, of CLENERGEN INDIA PRIVATE LIMITED, upon the execution of this agreement. The Purchaser holds the Seller harmless from any actions claims, liabilities or loss in respect to this agreement.

7.2.2	Any liabilities and or accounts payable due and owing, of CLENERGEN INDIA PRIVATE LIMITED, upon the execution of this agreement shall remain the responsibility of Purchaser.

ADDITIONAL ITEMS

8.
CONDUCT OF BUSINESS. Except as set forth in this Agreement, from the date hereof until the Closing Date or the termination of this Agreement, the Parties will conduct each of their existing businesses in its normal and ordinary course.

9.
GOVERNING LAW AND JURISDICTION.  The Agreement will be governed by the laws of Hong Kong.  For disputes arising out of the Agreement, the Parties will consent to the jurisdiction of the courts located in Hong Kong, _____________________________________.

10.
CONFIDENTIALITY. The Parties hereto agree that they will not at any time during the Term of this Agreement, without the prior written consent of each of the Parties, disclose the existence of, or the terms and conditions set forth in this Agreement unless otherwise required by law or regulation.  In addition, all information shared by the Parties with each other pursuant to this Agreement shall be presumed confidential and proprietary and each Party hereby agrees to maintain all such information in confidence.  Only those individuals and representatives of the Parties or prospective investors in the newly formed entity, and its respective legal and financial advisors, with a need to know and for the sole basis of advising the respective Parties concerning the transactions contemplated hereby, shall be permitted to receive knowledge of the information contained herein.  Information that is or becomes generally available or known to the public through no fault of the Parties, is subsequently disclosed by a Party to this Agreement to a third party that is not also under any obligation of confidentiality, or is required to be disclosed pursuant to a judicial process, government investigation, legal proceeding or other similar process shall not be considered confidential for the purposes of this Agreement.

CONFIDENTIAL

11.
COUNTERPARTS. This Agreement may be executed in any number of counterparts and each counterpart shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

12.	OTHER TERMS. The Agreement will include other standard terms as the Parties mutually agree.

13.
ENTIRE AGREEMENT. This Agreementshall operate as the definitive binding agreement and shall supersede and replace all prior or contemporaneous communications (written or oral) between the Parties and their representatives and may only be modified or amended by a writing signed by the Parties.  This Agreement contains the sole and entire agreement and understanding of the Parties with respect to the entire subject matter hereof and any and all prior discussions, negotiations, agreements, communications and understandings related hereto are hereby merged herein. No representations, or otherwise, expressed or implied, other than those contained herein have been made by any Party hereto.

14.	Any and all press statements and or notices, including those required by law, shall be agreed between the Parties, acting reasonably, prior to being issued.

MAX RISE POWEGEN LIMITED		CLENERGEN CORPORATION

By:	/s/ Steven Von Peltz	By:	/s/ Mark Quinn

Print:		Print:	Mark LM Quinn

Date:	September 5, 2011	Date:	September 5, 2011